Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Closes

5-Year Investment Grade Notes Offering Totaling $70.0 Million

4.50% INSTITUTIONAL NOTES DUE MARCH 2025 INITIALLY ASSIGNED BBB BY DBRS, INC.

Menlo Park, Calif., March 19, 2020 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced the closing of a private notes offering totaling $70.0 million in aggregate principal amount of 4.50% Notes due March 2025 (the “Notes”).

“We are very pleased to announce our first institutional notes offering after receiving our investment grade credit rating by DBRS,” said Jim Labe, chairman and chief executive officer of TPVG. He added, “Investor appetite for this offering, amidst very challenging overall market conditions, is a testament to the quality of our business model.”

“This offering expands and diversifies our funding sources across the balance sheet and enhances our strong financial position,” said Sajal Srivastava, president and chief investment officer of the Company.

The Notes are unsecured and bear an interest rate of 4.50% per year, payable semiannually, will mature on March 19, 2025, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a premium.

The Company expects to use the net proceeds from this offering (i) to fund investments in debt and equity securities in accordance with its investment objective, (ii) repay outstanding indebtedness, and (iii) for other general corporate purposes.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

The information disclosed in this press release, which is made only as of the date hereof, includes statements that constitute “forward-looking statements.” Forward-looking statements relate to future events or our future performance, results of operation or financial condition. These statements are not guarantees of future events, performance, condition or results and involve a number of risks and uncertainties. Actual events, including the use of proceeds from the offering of the Notes, may differ from those described herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding current market volatility and access to capital, and other factors we identify from time to time in our filings with the SEC. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. We undertake no duty to update any forward-looking statements made in this press release.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Barry Hutton

212-371-5999|415-926-7961

aho@abmac.com|brh@abmac.com

2